                                                                   Exhibit 99.1




                         INDEPENDENT AUDITORS' REPORT


Board of Directors
MultiCultural Radio Broadcasting, Inc.


We have audited the accompanying balance sheet of MultiCultural Radio Broadcasting, Inc. as of December 31, 1997 and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MultiCultural Radio Broadcasting, Inc. at December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                       WISS & COMPANY, LLP


Livingston, New Jersey
February 26, 1998, except as to Notes 3 and 7
 for which the date is May 22, 1998

                    MULTICULTURAL RADIO BROADCASTING, INC.

                                BALANCE SHEETS

                                    ASSETS




                                                                         December 31,        March 31,
                                                                             1997              1998
                                                                         ------------------------------
                                                                                            (UNAUDITED)
Current assets:
  Cash                                                                    $ 1,347,318      $   906,669
  Certificates of deposit                                                     102,476          603,232
  Cash held in escrow                                                               -          500,000
  Accounts receivable (net of allowance of $10,000 in 1998 and 1997)          211,872          198,023
  Prepaid expenses and other current assets                                    18,530          103,812
                                                                         ------------      ------------
    Total current assets                                                    1,680,196        2,311,736
                                                                         ------------      ------------
Property and equipment                                                        329,866          347,844
                                                                         ------------      ------------
FCC license                                                                 6,149,628        6,105,659
                                                                         ------------      ------------
Other assets:
  Deferred charges                                                            955,646        1,043,006
  Due from stockholder                                                        696,611          693,034
  Due from affiliates                                                       1,387,546          518,595
  Other                                                                        11,936           11,936
                                                                         ------------      ------------
                                                                            3,051,739        2,266,571
                                                                         ------------      ------------
    Total assets                                                          $11,211,429      $11,031,810
                                                                         ------------      ------------
                                                                         ------------      ------------

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current maturities of long-term debt                                    $   896,000      $   912,000
  Current maturities of capital leases                                        114,531          118,077
  Accrued expenses and other current liabilities                              636,172          653,122
  Customer deposits                                                           216,777          274,656
                                                                         ------------      ------------
    Total current liabilities                                               1,863,480        1,957,855
                                                                         ------------      ------------
Other liabilities:
  Long-term debt, less current maturities                                   6,019,023        5,779,023
  Capital leases, less current maturities                                      59,376           28,493
  Deferred income taxes                                                       152,000          163,000
  Due to affiliate                                                            180,871                -
                                                                         ------------      ------------
                                                                            6,411,270        5,970,516
                                                                         ------------      ------------
Commitments and contingency

Stockholder's equity:
  Common stock $1 par value:
    Authorized 1,000 shares, issued and outstanding 100 shares                    100              100
  Retained earnings                                                         2,936,579        3,103,339
                                                                         ------------      ------------
    Total stockholder's equity                                              2,936,679        3,103,439
                                                                         ------------      ------------
    Total liabilities and stockholder's equity                            $11,211,429      $11,031,810
                                                                         ------------      ------------
                                                                         ------------      ------------

                See accompanying notes to financial statements.

                    MULTICULTURAL RADIO BROADCASTING, INC.

                             STATEMENTS OF INCOME


                                                                                          Three Months Ended
                                                                Year Ended                     March 31,
                                                               December 31,          -------------------------------
                                                                   1997                1998                1997
                                                               ------------          -------------------------------
                                                                                               (UNAUDITED)
Operating revenues                                              $ 4,836,144          $ 1,036,184         $ 1,144,670
                                                               ------------          -----------         -----------
Costs and expenses:
     Operating                                                      704,676              162,044             140,605
     Selling, general and administrative                          2,981,940              555,766             722,666
                                                               ------------          -----------         -----------
                                                                  3,686,616              717,810             863,271
                                                               ------------          -----------         -----------
Income before other expenses                                      1,149,528              318,374             281,399
                                                               ------------          -----------         -----------
Other expenses (income):
     Interest expense                                               658,610              140,485             155,651
     Interest income                                                (80,080)             (17,651)               (618)
     Other income                                                   (11,085)              (2,220)             (3,300)
                                                               ------------          -----------         -----------
                                                                    567,445              120,614             151,733
                                                               ------------          -----------         -----------
Income before income taxes and extraordinary item                   582,083              197,760             129,666
                                                               ------------          -----------         -----------
Income taxes:
     Current                                                         67,333               20,000              14,000
     Deferred                                                        24,000               11,000               7,000
                                                               ------------          -----------         -----------
                                                                     91,333               31,000              21,000
                                                               ------------          -----------         -----------
Income before extraordinary item                                    490,750              166,760             108,666
Extraordinary item - extinguishment of debt, net of
     income taxes of $18,800                                        100,934                    -                   -
                                                               ------------          -----------         -----------
Net income                                                      $   389,816          $   166,760         $   108,666
                                                               ------------          -----------         -----------
                                                               ------------          -----------         -----------
Net income per common share - basic and diluted                 $  3,898.16          $  1,667.60         $  1,086.66
                                                               ------------          -----------         -----------
                                                               ------------          -----------         -----------
Weighted average common shares outstanding -
     basic and diluted                                                  100                  100                 100
                                                               ------------          -----------         -----------
                                                               ------------          -----------         -----------


                See accompanying notes to financial statements.

                    MULTICULTURAL RADIO BROADCASTING, INC.

                      STATEMENTS OF STOCKHOLDER'S EQUITY


                                                         Common Stock
                                                  --------------------------          Retained
                                                  Shares              Amount          Earnings
                                                  ---------------------------------------------
Balance at January 1, 1997                            100       $      100           $2,546,763

Net income                                             -                -               389,816
                                                  ----------     ----------          ----------
Balance at December 31, 1997                          100              100            2,936,579

Net income (unaudited)                                -                   -             166,760
                                                  ----------     ----------          ----------
Balance at March 31, 1998 (unaudited)                 100        $     100           $3,103,339
                                                  ----------     ----------          ----------
                                                  ----------     ----------          ----------



                See accompanying notes to financial statements.

                    MULTICULTURAL RADIO BROADCASTING, INC.

                           STATEMENTS OF CASH FLOWS


                                                                                   Three Months Ended
                                                                                        March 31,
                                                                 December 31,   -------------------------
                                                                    1997           1998           1997
                                                                 ----------     ----------     ----------
                                                                                        (UNAUDITED)
Cash flows from operating activities:
  Net income                                                     $  389,816     $  166,760     $  108,666
  Adjustments to reconcile net income to net cash flows
     from operating activities:
     Depreciation and amortization of property and
       equipment                                                    113,855         25,244         27,803
     Amortization of FCC license and deferred charges               267,839         74,798         51,295
     Write-off of deferred charges                                  119,734              -              -
     Provision for bad debts                                         20,710              -         21,040
     Deferred income taxes                                           24,000         11,000          7,000
     Changes in operating assets and liabilities:
       Accounts receivable                                          (11,541)        13,849         59,392
       Prepaid expenses and other assets                           (126,946)       (73,471)      (172,347)
       Accrued expenses and other current liabilities               445,537         16,950        198,530
       Customer deposits                                             53,851         57,879         28,500
                                                                 ----------     ----------     ----------
          Net cash flows provided by operating activities         1,296,855        293,009        329,879
                                                                 ----------     ----------     ----------
Cash flows from investing activities:
  Purchases of property and equipment                               (30,957)       (43,222)       (18,849)
  Due from affiliates                                               606,845        688,080        487,285
  Certificates of deposit                                           237,524       (500,756)       (57,446)
  Other                                                                  -        (500,000)        22,600
                                                                 ----------     ----------     ----------
          Net cash flows provided by (used in) investing
            activities                                              813,412       (355,898)       433,590
                                                                 ----------     ----------     ----------
Cash flows from financing activities:
  Net borrowings from note payable to bank                                -              -       (150,000)
  Proceeds from long-term debt                                    7,443,023              -              -
  Payments on long-term debt                                     (6,719,747)      (224,000)      (234,621)
  Payments on capital leases                                       (101,380)       (27,337)       (24,198)
  Deferred charges                                                 (616,577)      (130,000)       (25,000)
  Due to/from stockholder                                          (888,340)         3,577       (206,145)
                                                                 ----------     ----------     ----------
          Net cash flows used in financing activities              (883,021)      (377,760)      (639,964)
                                                                 ----------     ----------     ----------
Net change in cash                                                1,227,246       (440,649)       123,505
Cash, beginning of period                                           120,072      1,347,318        120,072
                                                                 ----------     ----------     ----------
Cash, end of period                                              $1,347,318     $  906,669     $  243,577
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------
Supplemental cash flow information:
  Interest paid                                                  $  671,948     $  140,485     $  142,313
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------
  Income taxes paid                                              $   54,956     $   25,275     $   19,523
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------


                See accompanying notes to financial statements.

                    MULTICULTURAL RADIO BROADCASTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

             (INFORMATION AS OF MARCH 31, 1998 AND FOR THREE MONTH
              PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

1.   NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF THE BUSINESS

         MultiCultural Radio Broadcasting, Inc. ("the Company") owns and operates a radio station, WNWK(FM), presently WCAA(FM) operated by Heftel Broadcasting Corporation (see Note 8), under an FM broadcast station license granted in 1992 by the Federal Communications Commission ("FCC"). The Company markets the station's broadcast time to producers of programs that focus on specific ethnic cultures and advertisers attempting to reach such groups, in the New York metropolitan area.

     ESTIMATES AND UNCERTAINTIES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

     REVENUES

         Broadcasting revenues from the sale of program time and commercial announcements to local, regional and national advertisers are recognized when the programs and commercial announcements are broadcast.

     BARTER TRANSACTIONS

         Receivables and payables arise from barter transactions in which advertising time is provided in exchange for goods or services. These exchanges are recorded at the fair market value of the goods or services received or the value of the advertising time provided, whichever is more clearly determinable. Revenue from barter transactions is recognized as income when advertisements are broadcast, and goods or services are charged to expense when received or used.

     PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful life of the assets. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the related lease or the estimated useful life of the improvement.

     FCC LICENSE

         The Company's FCC license is being amortized on a straight-line basis over 40 years. The Company evaluates the FCC license's potential impairment by analyzing the operating results and trends of the Company as well as by comparing them to its competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently

                    MULTICULTURAL RADIO BROADCASTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

             (INFORMATION AS OF MARCH 31, 1998 AND FOR THREE MONTH
              PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)


enacted or potential FCC rules and regulations and any other event or circumstances which might indicate potential impairment.

     DEFERRED CHARGES

         Deferred charges consist of costs incurred in obtaining the FCC license prior to commencement of operations, deferred loan costs and deferred rent charges. These costs are being amortized over a 24 month period from commencement of operations and over the life of the related notes and leases.

     INCOME TAXES

         The Company elected under Section 1361 of the Internal Revenue Code and the respective tax law sections of New York State to be taxed as a small business corporation. Under these provisions, all earnings and losses of the Company are reported on the federal and New York State tax returns of its shareholder. Accordingly, no provision for federal income taxes has been made. The provision for income taxes represents only New York City income taxes plus the applicable reduced rate for New York State.

         Deferred income taxes are provided for temporary differences between the financial reporting and income tax reporting bases of assets and liabilities. These differences are use of the cash method for income tax reporting, the use of different lives for amortization of intangible assets and certain deferred charges, and different methods for depreciation of property and equipment.

     DEFINED CONTRIBUTION PROFIT SHARING 401(k) PLAN

         The Company has a defined contribution profit sharing 401(k) plan covering substantially all eligible employees. Contributions are based on a specified match of an employee's contribution which is limited to 15% of the employees annual compensation. Contributions totaled approximately $5,000 for the three months ended March 31, 1998 and 1997, respectively, and approximately $20,000 for the year ended December 31, 1997.

     FINANCIAL INSTRUMENTS

         Financial instruments include cash, certificates of deposit, accounts receivable, accrued expenses, capital lease obligations and long-term debt. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

                    MULTICULTURAL RADIO BROADCASTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

             (INFORMATION AS OF MARCH 31, 1998 AND FOR THREE MONTH
              PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)


     CONCENTRATION OF CREDIT RISK

         The Company maintains its cash balances in several financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per bank. At December 31, 1997, uninsured cash balances totaled approximately $1,227,000.

     EARNINGS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 128, EARNINGS PER SHARE ("SFAS 128") which is effective for financial statements for periods ending after December 15, 1997. The Company adopted SFAS 128 in 1997. SFAS 128 replaces the presentation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period and excludes all dilution. Diluted earnings per share is calculated by using the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period. No dilutive potential common shares were outstanding during the periods presented. Prior period amounts have been restated to conform to the requirements of SFAS 128.

     INTERIM REPORTING

         The interim financial statements included herein reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Such adjustments consist solely of normal recurring accruals. Results for interim periods are not necessarily indicative of results for a full year.

2.  CASH HELD IN ESCROW

       Cash held in escrow represents a deposit on the Company's pending acquisition of other FCC licenses and property and equipment.

3.  PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1997 consist of the following:

          Broadcast and operating equipment                     $ 646,996
          Office equipment                                         90,000
          Leasehold improvements                                    7,317
                                                                ---------
                                                                  744,313
          Less:  Accumulated depreciation and amortization        414,447
                                                                ---------
                                                                $ 329,866
                                                                ---------
                                                                ---------

4.  LONG-TERM DEBT

         The Company and certain affiliates (the "Companies") are collectively the debtor on a note payable to a bank totaling $21,850,000.
The note is collateralized by all of the assets of the Companies and is personally guaranteed by the Companies' stockholder. The note bears interest at the bank's adjusted base rate or, at the Companies' election, a rate based on LIBOR. The note is payable in quarterly principal installments of $550,000 with principal increases of $200,000 each year through September 30, 2002, when the remaining balance of approximately $6,650,000 will be due.
For financial reporting purposes, $6,915,023 of this debt is reflected as payable by the Company.

                    MULTICULTURAL RADIO BROADCASTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

             (INFORMATION AS OF MARCH 31, 1998 AND FOR THREE MONTH
              PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)

     Long-term debt at December 31, 1997 matures as follows:


     Year Ending December 31,
     ------------------------
               1998                                  $  896,000
               1999                                     960,000
               2000                                   1,024,000
               2001                                   1,088,000
               2002                                   2,947,023
                                                     ----------
                                                     $6,915,023
                                                     ----------
                                                     ----------

     COVENANTS

         At December 31, 1997, the Company was not in compliance with certain loan covenants, and therefore in technical default of their loan agreement, pertaining to the exchange of their FCC license. On April 16, 1998, the Company's financial institution consented to the exchange transaction and waived any violations resulting from that transaction.

5.  COMMITMENTS

     LEASES

         The Company's equipment under capital leases, which is included in property and equipment at December 31, 1997, totaled $323,245 less accumulated amortization of $84,349.

         The Company leases its office space from the Company's stockholder, under an operating lease expiring in 2002. The Company also leases transmitter sites and certain office equipment under operating leases, which expire through 2006.

         Future minimum lease payments required under the leases having remaining lease terms in excess of one year at December 31, 1997 are as follows:

                                          Capital Lease
                                            Included In
                                             Property
                                          and Equipment,         Operating
      Year Ending December 31,            Net Of Interest          Leases
      ------------------------            ---------------       -----------
                1998                           $114,531          $  282,000
                1999                             59,376             288,000
                2000                               -                290,000
                2001                               -                304,000
                2002                               -                222,000
                2003 and thereafter                -                792,000
                                          -------------          ----------
       Minimum lease payments                   173,907          $2,178,000
                                                                 ----------
                                                                 ----------
       Less: current maturities                 114,531
                                          -------------
       Non-current                            $  59,376
                                          -------------
                                          -------------

                    MULTICULTURAL RADIO BROADCASTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

             (INFORMATION AS OF MARCH 31, 1998 AND FOR THREE MONTH
              PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED)


         Rent expense under all operating leases was approximately $40,000 for the three months ended March 31, 1998 and 1997, respectively, including $27,000 paid to an affiliate and approximately $306,000 for the year ended December 31, 1997, including $108,000 paid to an affiliate.

6.  RELATED PARTY TRANSACTIONS

         The Company has advances to affiliates totaling $1,387,546 at December 31, 1997. The advances are non-interest bearing and have no payment terms. The Company expects this amount to be collected after January 1, 1999.

         The Company charges 33% of certain expenses to an affiliate which shares its premises. The Company's expenses may have been materially different if it operated as a separate independent entity.

7.  CONTINGENCY

         The Company has been named as a defendant in a $5 million lawsuit arising from an accident in which a pedestrian was struck by a vehicle that was allegedly owned, leased or operated by the Company. An investigation by the Company of the allegations of the complaint reveals that those allegations regarding the ownership, leasing and operation of the vehicle involved in the accident are untrue. The Company believes, and its attorneys concur, that there does not appear to exist any cognizable basis for liability against the Company in the circumstances. The Company intends to vigorously defend this action.

8.  OTHER INFORMATION

         On December 1, 1997, the Company entered into an Asset Exchange Agreement whereby the Company will exchange its FCC license and certain property and equipment for the FCC license of WPAT(AM) and certain property and equipment and approximately $115.5 million in cash. This transaction closed on May 22, 1998.